Exhibit 4.6

EXECUTION VERSION

TWC NEWCO LLC,

TW NY CABLE HOLDING INC.,

as Guarantor,

TIME WARNER CABLE ENTERPRISES LLC,

as Guarantor,

TIME WARNER CABLE INTERNET HOLDINGS II LLC,

as Guarantor,

the guarantors named on Schedule I hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of May 18, 2016

Supplemental to Indenture

Dated as of April 9, 2007

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE among TWC NEWCO LLC, a Delaware limited liability company (the “Company”), TW NY CABLE HOLDING INC., a Delaware corporation (“TW NY”), TIME WARNER CABLE ENTERPRISES LLC, a Delaware limited liability company (“TWCE”) TIME WARNER CABLE INTERNET HOLDINGS II LLC, a Delaware limited liability company (“TWCIH II”), the guarantors named on Schedule I hereto (the “New Guarantors”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, as trustee (the “Trustee”), is made and entered into as of May 18, 2016.

WITNESSETH

WHEREAS, the Time Warner Cable Inc., a Delaware corporation (“TWCI”), TW NY, Time Warner Entertainment Company, L.P. (“TWE”), a Delaware limited partnership, and the Trustee have heretofore executed and delivered an Indenture, dated as of April 9, 2007, as supplemented by a First Supplemental Indenture dated as of April 9, 2007, a Second Supplemental Indenture dated as of September 30, 2012 and a Third Supplemental Indenture dated as of May 18, 2016 (as so supplemented, the “Indenture”), providing for, among other things, (i) the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series and (ii) the guarantees of the Securities by TW NY and TWE;

WHEREAS, substantially concurrently with the execution of this Fourth Supplemental Indenture, Company has entered into a Third Supplemental Indenture pursuant to which Company has succeeded TWCI as the issuer of the Securities and assumed the covenants of TWCI in the Indenture and the Securities;

WHEREAS, Section 9.01(11) of the Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures for the purpose of adding additional guarantors in respect of the Securities;

WHEREAS, the Company entered into that certain Agreement and Plan of Mergers, dated as of May 23, 2015, by and among Charter Communications, Inc., a Delaware corporation (“Charter”), the Company, CCH I, LLC, a Delaware limited liability company (“New Charter”), Nina Corporation I, Inc., a Delaware corporation, Nina Company II, LLC, a Delaware limited liability company, and Nina Company III, LLC, a Delaware limited liability company, pursuant to which the parties will engage in a series of transactions that will result in New Charter becoming the public indirect parent company of the Company and Charter on the terms and subject to the conditions set forth therein (the “Merger”);

WHEREAS, in connection with the Merger, the Company desires to add the New Guarantors as additional guarantors under the Indenture;

WHEREAS, the Company, TW NY, TWCE, TWCIH II and the New Guarantors have duly authorized the execution and delivery of this Fourth Supplemental Indenture to provide for the addition of the new guarantors;

WHEREAS, this Fourth Supplemental Indenture is being executed pursuant to and in accordance with Section 9.01 of the Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, TW NY, TWCE, TWCIH II and the New Guarantors in accordance with its terms have been done.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company, TW NY, TWCE, TWCIH II, the New Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101	Incorporation of Previous Documents.

This Fourth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 102	Definitions.

Except as otherwise expressly provided herein or unless the context otherwise requires, each capitalized term that is used in this Fourth Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture. The terms “hereof,” “herein,” “hereunder” and other words of similar import refer to this Fourth Supplemental Indenture.

Section 103	Parties.

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fourth Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 104	Governing Law.

THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 105	Severability.

In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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Section 106	Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 107	Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Fourth Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 108	Counterparts.

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 109	Interpretation.

This document shall not be used and is not intended to be used to interpret any other document or agreement other than the Indenture.

Section 110	Headings.

The headings of the Articles and the Sections in this Fourth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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ARTICLE TWO

AGREEMENT TO GUARANTEE

By execution of this Fourth Supplemental Indenture, each of the New Guarantors will fully, irrevocably and unconditionally guarantee, to each Holder of Securities and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities; provided that such guarantee shall terminate and be of no further force or effect and such New Guarantor shall be automatically released from all obligations hereunder and under the Indenture, any Securities and this guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of the Company certifying that at least one of the following conditions has been met:

(a) upon the occurrence of a Collateral Release Event;

(b) at such time as such New Guarantor is either (in all cases whether by repayment or otherwise): (A) not an issuer or guarantor of any item of Indebtedness for Borrowed Money and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness for Borrowed Money and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee);

(c) upon the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all the assets of or (ii) any Equity Interests of the capital stock (including any sale, disposition or other transfer following which the applicable New Guarantor is no longer a Subsidiary), of such New Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(d) at such time such New Guarantor ceases to be guarantee obligations (whether by repayment or otherwise) under the Credit Agreement or any replacement thereof; and

(e) upon the exercise of any legal defeasance option or covenant defeasance option under this Indenture or if any obligations relating to the Securities are discharged or defeased in accordance with the terms of this Indenture.

Unless otherwise defined herein, capitalized terms used in this Article 2 shall have the meanings ascribed to them in that certain Indenture dated July 23, 2015, as amended, supplemented and modified from time to time, by and among Charter Communications

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Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, mutatis mutandis.

The Trustee agrees to execute a supplemental indenture to evidence the release of any New Guarantor hereunder and any obligations under the Indenture upon the request of the Company in compliance with Section 1.02 of the Indenture; provided that the release shall be effective whether or not such supplemental indenture is executed.

For the avoidance of doubt, none of the New Guarantors are Guarantors under the Indenture. The guarantee of the New Guarantors is granted solely pursuant to and in accordance with the terms set forth in this Article 2.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first written above.

TWC NEWCO LLC

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

TW NY CABLE HOLDING INC.,
as Guarantor

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

TIME WARNER CABLE ENTERPRISES LLC, as Guarantor

By:
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

TIME WARNER CABLE INTERNET HOLDINGS II LLC,
as Guarantor

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

THE GUARANTORS NAMED ON SCHEDULE I HERETO

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

[Signature Page to Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

Schedule I

New Guarantors

Adcast North Carolina Cable Advertising, LLC

Alabanza LLC

America’s Job Exchange LLC

Coaxial Communications of Central Ohio LLC

DukeNet Communications Holdings, LLC

DukeNet Communications, LLC

ICI Holdings, LLC

Insight Blocker LLC

Insight Capital LLC

Insight Communications Company LLC

Insight Communications Company, L.P.

Insight Communications Midwest, LLC

Insight Communications of Central Ohio, LLC

Insight Communications of Kentucky, L.P.

Insight Interactive, LLC

Insight Kentucky Capital, LLC

Insight Kentucky Partners I, L.P.

Insight Kentucky Partners II, L.P.

Insight Midwest Holdings, LLC

Insight Midwest, L.P.

Insight Phone of Indiana, LLC

Insight Phone of Kentucky, LLC

Insight Phone of Ohio, LLC

Interactive Cable Services, LLC

Intrepid Acquisition LLC

NaviSite LLC

New Wisconsin Procurement LLC

Oceanic Time Warner Cable LLC

Parity Assets, LLC

Time Warner Cable Business LLC

Time Warner Cable Information Services (Alabama), LLC

Time Warner Cable Information Services (Arizona), LLC

Time Warner Cable Information Services (California), LLC

Time Warner Cable Information Services (Colorado), LLC

Time Warner Cable Information Services (Hawaii), LLC

Time Warner Cable Information Services (Idaho), LLC

Time Warner Cable Information Services (Illinois), LLC

Time Warner Cable Information Services (Indiana), LLC

Time Warner Cable Information Services (Kansas), LLC

Time Warner Cable Information Services (Kentucky), LLC

Time Warner Cable Information Services (Maine), LLC

Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC

Time Warner Cable Information Services (Missouri), LLC

Time Warner Cable Information Services (Nebraska), LLC

Time Warner Cable Information Services (New Hampshire), LLC

Time Warner Cable Information Services (New Jersey), LLC

Time Warner Cable Information Services (New Mexico) LLC

Time Warner Cable Information Services (New York), LLC

Time Warner Cable Information Services (North Carolina), LLC

Time Warner Cable Information Services (Ohio), LLC

Time Warner Cable Information Services (Pennsylvania), LLC

Time Warner Cable Information Services (South Carolina), LLC

Time Warner Cable Information Services (Tennessee), LLC

Time Warner Cable Information Services (Texas), LLC

Time Warner Cable Information Services (Virginia), LLC

Time Warner Cable Information Services (Washington), LLC

Time Warner Cable Information Services (West Virginia), LLC

Time Warner Cable Information Services (Wisconsin), LLC

Time Warner Cable International LLC

Time Warner Cable Internet Holdings III LLC

Time Warner Cable Internet Holdings LLC

Time Warner Cable Internet LLC

Time Warner Cable Media LLC

Time Warner Cable Midwest LLC

Time Warner Cable New York City LLC

Time Warner Cable Northeast LLC

Time Warner Cable Pacific West LLC

Time Warner Cable Services LLC

Time Warner Cable Southeast LLC

Time Warner Cable Sports LLC

Time Warner Cable Texas LLC

TWC Administration LLC

TWC Communications, LLC

TWC Digital Phone LLC

TWC Media Blocker LLC

TWC News and Local Programming Holdco LLC

TWC News and Local Programming LLC

TWC Regional Sports Network I LLC

TWC Security LLC

TWC SEE Holdco LLC

TWC Wireless LLC

TWC/Charter Dallas Cable Advertising, LLC

TWCIS Holdco LLC

Wisconsin Procurement Holdco LLC

Bright House Networks, LLC

Bright House Networks Information Services (Alabama), LLC

Bright House Networks Information Services (California), LLC

Bright House Networks Information Services (Florida), LLC

Bright House Networks Information Services (Indiana), LLC

Bright House Networks Information Services (Michigan), LLC

BHN Spectrum Investments, LLC

BHN Home Security Services, LLC

American Cable Entertainment Company, LLC

Athens Cablevision, LLC

Ausable Cable TV, LLC

Bresnan Broadband Holdings, LLC

Bresnan Broadband of Colorado, LLC

Bresnan Broadband of Montana, LLC

Bresnan Broadband of Utah, LLC

Bresnan Broadband of Wyoming, LLC

Bresnan Communications, LLC

Bresnan Digital Services, LLC

Bresnan Microwave of Montana, LLC

Cable Equities Colorado, LLC

Cable Equities of Colorado Management LLC

CC 10, LLC

CC Fiberlink, LLC

CC Michigan, LLC

CC Systems, LLC

CC V Holdings, LLC

CC VI Fiberlink, LLC

CC VI Operating Company, LLC

CC VII Fiberlink, LLC

CC VIII Fiberlink, LLC

CC VIII Holdings, LLC

CC VIII Operating, LLC

CC VIII, LLC

CCO Fiberlink, LLC

CCO Holdco Transfers VII, LLC

CCO Holdings, LLC

CCO LP, LLC

CCO NR Holdings, LLC

CCO Purchasing, LLC

CCO SoCal I, LLC

CCO SoCal II, LLC

CCO SoCal Vehicles, LLC

CCO Transfers, LLC

Charter Advanced Services (AL), LLC

Charter Advanced Services (CA), LLC

Charter Advanced Services (CO), LLC

Charter Advanced Services (CT), LLC

Charter Advanced Services (GA), LLC

Charter Advanced Services (IL), LLC

Charter Advanced Services (IN), LLC

Charter Advanced Services (KY), LLC

Charter Advanced Services (LA), LLC

Charter Advanced Services (MA), LLC

Charter Advanced Services (MD), LLC

Charter Advanced Services (MI), LLC

Charter Advanced Services (MN), LLC

Charter Advanced Services (MO), LLC

Charter Advanced Services (MS), LLC

Charter Advanced Services (MT), LLC

Charter Advanced Services (NC), LLC

Charter Advanced Services (NE), LLC

Charter Advanced Services (NH), LLC

Charter Advanced Services (NV), LLC

Charter Advanced Services (NY), LLC

Charter Advanced Services (OH), LLC

Charter Advanced Services (OR), LLC

Charter Advanced Services (PA), LLC

Charter Advanced Services (SC), LLC

Charter Advanced Services (TN), LLC

Charter Advanced Services (TX), LLC

Charter Advanced Services (UT), LLC

Charter Advanced Services (VA), LLC

Charter Advanced Services (VT), LLC

Charter Advanced Services (WA), LLC

Charter Advanced Services (WI), LLC

Charter Advanced Services (WV), LLC

Charter Advanced Services (WY), LLC

Charter Advanced Services VIII (MI), LLC

Charter Advanced Services VIII (MN), LLC

Charter Advanced Services VIII (WI), LLC

Charter Advertising of Saint Louis, LLC

Charter Cable Operating Company, LLC

Charter Cable Partners, LLC

Charter Communications Entertainment I, LLC

Charter Communications Entertainment II, LLC

Charter Communications Entertainment, LLC

Charter Communications of California, LLC

Charter Communications Operating Capital Corp.

Charter Communications Operating, LLC

Charter Communications Properties LLC

Charter Communications V, LLC

Charter Communications Ventures, LLC

Charter Communications VI, L.L.C.

Charter Communications VII, LLC

Charter Communications, LLC

Charter Distribution, LLC

Charter Fiberlink - Alabama, LLC

Charter Fiberlink – Georgia, LLC

Charter Fiberlink – Illinois, LLC

Charter Fiberlink – Maryland II, LLC

Charter Fiberlink – Michigan, LLC

Charter Fiberlink – Missouri, LLC

Charter Fiberlink – Nebraska, LLC

Charter Fiberlink – Pennsylvania, LLC

Charter Fiberlink – Tennessee, LLC

Charter Fiberlink AR-CCVII, LLC

Charter Fiberlink CA-CCO, LLC

Charter Fiberlink CC VIII, LLC

Charter Fiberlink CCO, LLC

Charter Fiberlink CT-CCO, LLC

Charter Fiberlink LA-CCO, LLC

Charter Fiberlink MA-CCO, LLC

Charter Fiberlink MS-CCVI, LLC

Charter Fiberlink NC-CCO, LLC

Charter Fiberlink NH-CCO, LLC

Charter Fiberlink NV-CCVII, LLC

Charter Fiberlink NY-CCO, LLC

Charter Fiberlink OH-CCO, LLC

Charter Fiberlink OR-CCVII, LLC

Charter Fiberlink SC-CCO, LLC

Charter Fiberlink TX-CCO, LLC

Charter Fiberlink VA-CCO, LLC

Charter Fiberlink VT-CCO, LLC

Charter Fiberlink WA-CCVII, LLC

Charter Helicon, LLC

Charter Home Security, LLC

Charter Leasing Holding Company, LLC

Charter Leasing of Wisconsin, LLC

Charter RMG, LLC

Charter Stores FCN, LLC

Charter Video Electronics, LLC

Falcon Cable Communications, LLC

Falcon Cable Media, a California Limited Partnership

Falcon Cable Systems Company II, L.P.

Falcon Cablevision, a California Limited Partnership

Falcon Community Cable, L.P.

Falcon Community Ventures I Limited Partnership

Falcon First Cable of the Southeast, LLC

Falcon First, LLC

Falcon Telecable, a California Limited Partnership

Falcon Video Communications, L.P.

Helicon Partners I, L.P.

Hometown T.V., LLC

HPI Acquisition Co. LLC

Interlink Communications Partners, LLC

Long Beach, LLC

Marcus Cable Associates, L.L.C.

Marcus Cable of Alabama, L.L.C.

Marcus Cable, LLC

Midwest Cable Communications, LLC

Peachtree Cable TV, L.P.

Peachtree Cable TV, LLC

Phone Transfers (AL), LLC

Phone Transfers (CA), LLC

Phone Transfers (GA), LLC

Phone Transfers (NC), LLC

Phone Transfers (TN), LLC

Phone Transfers (VA), LLC

Plattsburgh Cablevision, LLC

Renaissance Media LLC

Rifkin Acquisition Partners, LLC

Robin Media Group, LLC

Scottsboro TV Cable, LLC

Tennessee, LLC

The Helicon Group, L.P.

Vista Broadband Communications, LLC

VOIP Transfers (AL), LLC

VOIP Transfers (CA) LLC

VOIP Transfers (GA), LLC

VOIP Transfers (NC), LLC

VOIP Transfers (TN), LLC

VOIP Transfers (VA), LLC